EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-261606, on Form S-8 of our report dated March 28, 2022, with respect to the financial statements of Dermata Therapeutics, Inc. (formerly Dermata Therapeutics, LLC) as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021, included in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

March 28, 2022